POWER OF ATTORNEY

       KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned whose signature appears below constitutes and appoints Harry M. Call and Edward R. Carlin, and each of them (with full power of each of them to act alone), his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for him and on his behalf, and in his name, place and stead, in any all capacities to execute and sign any and all amendments or post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents (with full power of each of them to act alone) full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof and the Registrant hereby confers like authority on its behalf.

   Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

        Signature                     Title                      Date

/s/ Robert M. Goodfriend      Chairman of the Board and      August 2, 1996
Robert M. Goodfriend          Chief Executive Officer
                              (Principal Executive Officer)

/s/ Harry M. Call             President and Chief            August 2, 1996
Harry M. Call                 Operating Officer

/s/ Edward R. Carlin          Executive Vice President       August 2, 1996
Edward R. Carlin              and Chief Financial Officer
                              (Chief Financial and
                              Accounting Officer)

/s/ Robert F. Koppel          Director                       August 2, 1996
Robert F. Koppel

/s/ Samuel J. Furrow          Director                       August 2, 1996
Samuel J. Furrow

/s/ Irwin L. Lowenstein       Director                       August 2, 1996
Irwin L. Lowenstein

/s/ Cheryl L. Turnbull        Director                       August 2, 1996
Cheryl L. Turnbull
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                          GOODY'S FAMILY CLOTHING, INC.
 ------------------------------------------------------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                  EXHIBIT INDEX


Exhibit

4.1 Goody's Family Clothing, Inc. Discounted Stock Option Plan for Directors, as amended.

5.1    Opinion of Shereff, Friedman, Hoffman & Goodman, LLP.

15     Accountants' Awareness Letter.

23.1   Consent of Deloitte & Touche LLP.

23.2   Consent of Shereff, Friedman, Hoffman & Goodman, LLP (included in
       Exhibit 5.1).

24 Power of Attorney (included in signature page to this registration statement).
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